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                                                                       Exhibit 2





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                              SAPIENT CORPORATION,


                            HOUSTON ACQUISITION CORP.


                                       AND


                                HUMAN CODE, INC.


                                 August 9, 2000




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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I THE MERGER........................................................ 1
   1.1   The Merger......................................................... 1
   1.2   The Closing........................................................ 1
   1.3   Actions at the Closing............................................. 2
   1.4   Additional Action.................................................. 2
   1.5   Conversion of Shares............................................... 2
   1.6   Dissenting Shares.................................................. 3
   1.7   Fractional Shares.................................................. 4
   1.8   Options and Warrants............................................... 4
   1.9   Escrow............................................................. 5
   1.10  Certificate of Incorporation, By-laws, Officers and Directors...... 6
   1.11  No Further Rights.................................................. 6
   1.12  Closing of Transfer Books.......................................... 6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................... 6
   2.1   Organization, Qualification and Corporate Power.................... 7
   2.2   Capitalization..................................................... 7
   2.3   Authorization of Transaction....................................... 8
   2.4   Noncontravention................................................... 8
   2.5   Subsidiaries....................................................... 9
   2.6   Financial Statements and Information...............................10
   2.7   Intellectual Property..............................................12
   2.8   Real Property Owned and Leased.....................................14
   2.9   Assets.............................................................14
   2.10  Contracts..........................................................15
   2.11  Books and Records; Bank Accounts...................................15
   2.12  Tax Matters........................................................16
   2.13  Powers of Attorney.................................................17
   2.14  Insurance..........................................................17
   2.15  Litigation.........................................................17
   2.16  Warranties.........................................................18
   2.17  Employees and Consultants..........................................18
   2.18  Employee Benefits..................................................18
   2.19  Legal Compliance; Environmental Matters............................20
   2.20  Permits............................................................21
   2.21  Customers..........................................................21
   2.22  Business Relationships With Affiliates.............................22
   2.23  Advisory Fees......................................................22
   2.24  Disclosure.........................................................22
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
TRANSITORY SUBSIDIARY.......................................................23
   3.1   Organization, Qualification and Corporate Power....................23
   3.2   Capitalization.....................................................23
   3.3   Authorization of Transaction.......................................23


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   3.4   Noncontravention....................................................24
   3.5   Reports and Financial Statements....................................24
   3.6   Absence of Material Adverse Change..................................24
   3.7   Litigation..........................................................25
   3.8   Interim Operations of the Transitory Subsidiary.....................25
   3.9   Brokers' Fees.......................................................25
   3.10  S-3 Registration Statement..........................................25
   3.11  Disclosure..........................................................25
ARTICLE IV COVENANTS.........................................................25
   4.1   Closing Efforts.....................................................25
   4.2   Governmental and Third-Party Notices and Consents...................26
   4.3   Stockholder Approval................................................26
   4.4   Operation of Business...............................................28
   4.5   Operation of the Buyer's Business...................................30
   4.6   Access to Information...............................................30
   4.7   Notice of Breaches..................................................30
   4.8   Exclusivity.........................................................31
   4.9   Expenses............................................................31
   4.10  Grant of Stock Options..............................................31
   4.11  Listing of Merger Shares............................................32
   4.12  Loan to the Company.................................................32
   4.13  Employee Benefits...................................................32
   4.14  Company Director and Officer Indemnification........................32
   4.15  Status as Reorganization............................................32
ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER...............................33
   5.1   Conditions to Each Party's Obligations..............................33
   5.2   Conditions to Obligations of the Buyer and the
         Transitory Subsidiary...............................................33
   5.3   Conditions to Obligations of the Company............................36
ARTICLE VI INDEMNIFICATION...................................................37
   6.1   Indemnification by the Company Stockholders.........................37
   6.2   Indemnification by the Buyer........................................38
   6.3   Indemnification Claims..............................................38
   6.4   Survival of Representations and Warranties..........................40
   6.5   Limitations.........................................................40
ARTICLE VII REGISTRATION RIGHTS..............................................41
   7.1   Registration of Shares..............................................41
   7.2   Limitations on Registration Rights..................................41
   7.3   Registration Procedures.............................................42
   7.4   Requirements of Company Stockholders................................43
   7.5   Indemnification.....................................................44
   7.6   Assignment of Rights................................................44
ARTICLE VIII TERMINATION.....................................................44
   8.1   Termination of Agreement............................................44
   8.2   Effect of Termination...............................................45
ARTICLE IX MISCELLANEOUS.....................................................45
   9.1   Press Releases and Public Disclosure................................45


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   9.2   No Third Party Beneficiaries........................................45
   9.3   Entire Agreement....................................................46
   9.4   Succession and Assignment...........................................46
   9.5   Counterparts and Facsimile Signature................................46
   9.6   Headings............................................................46
   9.7   Notices.............................................................46
   9.8   Governing Law.......................................................47
   9.9   Dispute Resolution; Litigation......................................47
   9.10  Amendments and Waivers..............................................48
   9.11  Severability........................................................48
   9.12  Construction........................................................48
   9.13  Incorporation of Exhibits and Schedules.............................48
   9.14  Specific Performance................................................48
   9.15  Further Assurances..................................................49


Exhibit A -   Escrow Agreement
Exhibit B -   Promissory Note
Exhibit C -   Investor Representation Letter
Exhibit D -   Opinion of Counsel to the Company
Exhibit E -   Opinion of Counsel to the Buyer and the Transitory Subsidiary
Exhibit F-1 - Non-Disclosure and Non-Solicitation Agreement
Exhibit F-2 - Non-Competition Agreement
Exhibit G -   Lock-Up Agreement
Exhibit H -   Standard Non-Disclosure Agreements

-  Schedule 1.8
-  Schedule 5.2(i)
-  Schedule 5.2(n)



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                             TABLE OF DEFINED TERMS



DEFINED TERM                                                  SECTION
------------                                                  -------

Affiliate                                                     2.22(a)
Agreed Amount                                                 6.3(c)
Agreement                                                     Introduction
Approved Fees                                                 4.9
Buyer                                                         Introduction
Buyer Certificate                                             5.3(f)
Buyer Common Stock                                            1.5(a)
Buyer Material Adverse Effect                                 Article III
Buyer Reports                                                 3.5
Certificates                                                  1.7
Certificate of Merger                                         1.1
Claim Notice                                                  6.3(b)
Claimed Amount                                                6.3(b)
Closing                                                       1.2
Closing Date                                                  1.2
Code                                                          1.8(a)
Common Conversion Ratio                                       1.5(c)
Common Shares                                                 1.5(a)
Company                                                       Introduction
Company Certificate                                           5.2(g)
Company Intellectual Property                                 2.7(a)
Company Material Adverse Effect                               Article II
Company Shares                                                1.5(b)
Company Stockholders                                          1.3(d)
Contracts                                                     2.10(a)
Controlling Party                                             6.3(a)
Damages                                                       6.3(a)
Designated Employees                                          4.10
Disclosure Schedule                                           Article II
Disclosure Statement                                          4.3(a)
Dissenting Shares                                             1.6(a)
Effective Time                                                1.1
Environmental Laws                                            2.19(c)
Employee Benefit Plan                                         2.18(a)
ERISA                                                         2.18(a)
ERISA Affiliate                                               2.18(a)
Escrow Agreement                                              1.3(f)
Escrow Agent                                                  1.3(f)
Escrow Option Shares                                          1.8(a)
Escrow Shares                                                 1.5(c)
Exchange Act                                                  2.22(a)



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DEFINED TERM                                                  SECTION
------------                                                  -------

Expected Claim Notice                                         6.4
Financial Statements                                          2.6(a)
GAAP                                                          2.6(a)
Governmental Entity                                           2.4
Hart-Scott-Rodino Act                                         2.4
Hazardous Materials                                           2.19(c)
HCJapan                                                       2.5(c)
Indemnification Representatives                               1.3(f)
Indemnified Party                                             6.3(a)
Indemnifying Party                                            6.3(a)
Indemnifying Stockholders                                     6.1
Initial Shares                                                1.5(c)
Intellectual Property                                         2.7(a)
Legal Proceeding                                              3.7
Merger                                                        1.1
Merger Shares                                                 1.5(c)
Most Recent Balance Sheet                                     2.6(b)
Most Recent Balance Sheet Date                                2.6(a)
New Hires                                                     4.10
New Options                                                   4.9
Non-controlling Party                                         6.3(a)
Options                                                       1.8(a)
Ordinary Course of Business                                   2.4
Parties                                                       Introduction
Permits                                                       2.20
Preferred Conversion Ratio                                    1.5(c)
Preferred Shares                                              1.5(b)
Reasonable Best Efforts                                       4.1
Response                                                      6.3(c)
Requisite Stockholder Approval                                2.3
S-4 Registration Statement                                    4.3(f)
SEC                                                           3.5
Securities Act                                                1.8(c)
Security Interest                                             2.4
Significant Customer                                          2.21
Stockholder Registration Statement                            7.1
Subsidiary, Subsidiaries                                      2.5(a)
Surviving Corporation                                         1.1
Taxes                                                         2.12(a)
Tax Returns                                                   2.12(a)
Transitory Subsidiary                                         Introduction
Value                                                         6.3(c)
Warrants                                                      1.8(d)



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                          AGREEMENT AND PLAN OF MERGER

     Agreement (the "Agreement") entered into as of August 9, 2000 by and among Sapient Corporation, a Delaware corporation (the "Buyer"), Houston Acquisition Corp., a Delaware corporation (the "Transitory Subsidiary"), and Human Code, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

     This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive common stock of the Buyer in exchange for their capital stock of the Company.

     The Buyer, itself or through a wholly-owned overseas subsidiary of the Buyer, has established the Transitory Subsidiary in order to effectuate the merger of the Transitory Subsidiary into the Company. The Buyer, or such overseas subsidiary, will contribute the Merger Shares (as defined below) into the Transitory Subsidiary in order to effectuate the payment of the common stock of Buyer to the Company Stockholders (as defined below) in exchange for their Company Shares (as defined below).

     The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code (defined below) and to cause the Merger (defined below) to qualify as a reorganization under the provisions of Section 368 of the Code.

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

     1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time on such mutually agreeable date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the "Closing Date").


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     1.3 ACTIONS AT THE CLOSING. At the Closing:

        (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2;

        (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

        (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

        (d) each of the stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall deliver to the Buyer the certificate(s) representing his, her or its Company Shares (as defined below);

        (e) the Buyer shall deliver certificates for the Initial Shares (as defined below) to each Company Stockholder in accordance with Section 1.5, PROVIDED, HOWEVER, that no Company Stockholder shall be entitled to receive any certificate for the Initial Shares until such Company Stockholder has executed and delivered to the Buyer an Investor Representation Letter in the form attached hereto as EXHIBIT C;

        (f) the Buyer, Elizabeth Walker, AV Partners IV, L.P. and AV
Partners VI, L.P. (the "Indemnification Representatives") and American Stock Transfer & Trust Company (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.9; and

        (g) the Company shall deliver a table showing the capitalization of the Company, including without limitation all outstanding Options and Warrants (each as defined below) as of the Closing Date.

     1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

        (a) Each share of common stock, $0.001 par value per share, of the Company ("Common Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below) and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of common stock, $0.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Common Conversion Ratio (as defined in Section 1.5(c)).

        (b) Each share of Series A Convertible Preferred Stock, $0.001 par value per share, and Series B Convertible Preferred Stock, $0.001 par value per share, of the Company (collectively, the "Preferred Shares"; and, together with the Common Shares, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of Buyer Common Stock as is equal to the Preferred Conversion Ratio (as defined
Section 1.5(c)).

        (c) The "Common Conversion Ratio" is .0995738. The "Preferred Conversion Ratio" shall be the result obtained by multiplying the Common Conversion Ratio by the number of Common Shares into which each Preferred Share is convertible immediately prior to the Effective Time. Each of the Common Conversion Ratio and the Preferred Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time. Company Stockholders shall be entitled to receive immediately 90% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the "Initial Shares") pro rata based on their respective percentage ownership of Company Common Stock assuming conversion of Company Preferred Stock; the remaining 10% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this
Section 1.5, rounded to the nearest whole number (the "Escrow Shares") pro rata based on their respective percentage ownership of Company Common Stock assuming conversion of Company Preferred Stock, shall be deposited in escrow pursuant to
Section 1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

        (d) Each Company Share held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

        (e) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

     1.6 DISSENTING SHARES.

        (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent



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

the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder a certificate representing 90% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

        (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct, with the assistance of the Company, all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     1.7 FRACTIONAL SHARES. No certificates or scrip representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"), and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive such whole number of Merger Shares as is equal to the precise number of Merger Shares to which such person would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded to the nearest odd number); provided that each such holder shall receive at least one Merger Share.

     1.8 OPTIONS AND WARRANTS.

        (a) As of the Effective Time, all options to purchase Common Shares issued by the Company pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Common Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged. To the extent that one of the individuals listed on Schedule 1.8



                                      -4-
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hereto exercises an Option or a New Option (as defined in Section 4.10) after the Effective Time but prior to the termination of the Escrow Agreement, shares representing 10% of the shares of Buyer Common Stock to be issued upon such exercise, rounded to the nearest whole number (the "Escrow Option Shares"), shall be deposited in escrow pursuant to Section 1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. Buyer shall be entitled to deliver any Escrow Option Shares directly to the Escrow Agent.

        (b) As soon as practicable after the Effective Time but in no event later than 15 business days after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.8, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.8 and such notice).

        (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.8. Within 15 business days after the Effective Date, which period shall be extended to the extent necessary to enable the Buyer to obtain any required consents from independent public accountants, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its Reasonable Best Efforts (as defined in Section 4.1) to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

        (d) The Company shall obtain, prior to the Closing, the consent from each holder of an Option or a warrant for the purchase of any Company Shares ("Warrant") to the assumption (in the case of Options) or termination (in the case of Warrants) of such Option or Warrant pursuant to this Section 1.8 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

     1.9 ESCROW.

        (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee as custodian for the Company Stockholders) representing the Escrow Shares, as described in
Section 1.5, for the purpose of securing the indemnification obligations of the Company Stockholders set forth in this Agreement. From time to time after the Effective Date, Buyer shall deliver to the Escrow Agent certificates (issued in the name of the Escrow Agent or its nominee as custodian for the Company Stockholders) representing any Escrow Option Shares to be deposited in escrow pursuant to Section 1.8. The Escrow Shares and the Escrow Option Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares and the Escrow Option Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

        (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares and Escrow Option Shares in escrow and the appointment of the Indemnification Representatives.

     1.10 CERTIFICATE OF INCORPORATION, BY-LAWS, OFFICERS AND DIRECTORS.

        (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to the name of the Company and (2) the identity of the incorporator shall be deleted.

        (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

        (c) The officers and directors of the Surviving Corporation immediately following the Effective Time shall be the same as the officers and directors of the Transitory Subsidiary immediately prior to the Effective Time.

     1.11 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.12 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to Section 1.9, in the case of Escrow Shares, and to applicable law in the case of Dissenting Shares.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs.

     In this Agreement, the words "aware," "knowledge" or similar words, expressions or phrases with respect to a party means such party's actual knowledge after inquiry of officers, directors and other employees or agents of such party and its subsidiaries reasonably believed to have knowledge of the relevant matters.




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

     Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

     For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

     2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of the State of Texas and each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

     2.2 CAPITALIZATION. The authorized capital stock of the Company consists of
(a) 15,000,000 Common Shares, of which, as of the date of this Agreement, 3,202,875 shares were issued and outstanding and no shares were held in the treasury of the Company and (b) 4,324,859 Preferred Shares, of which (i) 1,500,000 shares have been designated as Series A Convertible Preferred Stock, of which, as of the date of this Agreement, 1,500,000 shares were issued and outstanding and (ii) 2,824,859 shares have been designated as Series B Convertible Preferred Stock, of which, as of the date of this Agreement, 2,824,859 shares were issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder and (for Preferred Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding Options and Warrants, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and Warrant and (for Preferred Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Warrant, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Other than the agreements listed in Section 2.2 of the Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares and 75% of the votes represented by the outstanding Preferred Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and
(iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and the Company Stockholders party hereto and, assuming due authorization, execution and delivery by the Buyer and Transitory Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company or the charter, By-laws or other organizational document of any Subsidiary (as defined below), (b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency of any jurisdiction (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby and would not have a Company Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby and would not have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or
(e) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation with respect to payments that are not past due, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

     2.5 SUBSIDIARIES.

        (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

        (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer complete and accurate copies of the charter, By-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, By-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

        (c) Except for the Company's 19% equity interest in Human Code Japan
KK, a Japanese corporation ("HCJapan"), the Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

        (d) Neither the Company nor any of its Subsidiaries (i) will be obligated to pay any debts, obligations or liabilities of HCJapan or (ii) will incur any liability as a result of or relating to the business, operations and financial results of HCJapan (other than any loss of value of its equity interest in HCJapan).

     2.6 FINANCIAL STATEMENTS AND INFORMATION.

        (a) FINANCIAL STATEMENTS. The Company has furnished to the Buyer (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the last three fiscal years; and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows of the Company as of and for the six months ended June 30, 2000 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; PROVIDED, HOWEVER, that the unaudited Financial Statements are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

        (b) UNDISCLOSED LIABILITIES. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for
(i) liabilities shown on the Company's balance sheet as of June 30, 2000 (the "Most Recent Balance Sheet"), (ii) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business not to exceed $250,000 in the aggregate and (iii) contractual liabilities (other than for breach of contract) incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

        (c) ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (i) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (ii) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (n) of Section 4.4.

        (d) ACCOUNTS RECEIVABLE AND UNBILLED REVENUE. The Company has delivered to the Buyer a true, correct and complete list of all accounts receivable as of June 30, 2000, including an aging thereof, and all unbilled revenue as of June 30, 2000. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet and all accounts receivable reflected in the financial or accounting records of the Company and the Subsidiaries that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are fully collectible (within 90 days after the date on which it first became due and payable), and all unbilled revenue of the Company which is either reflected on the Most Recent Balance Sheet or which has arisen since the Most Recent Balance Sheet Date will be billed and collected on a timely basis, both net of a reserve of $250,000 (which $250,000 is not fully reflected on the Most Recent Balance Sheet).

        (e) PREPAYMENTS AND DEPOSITS. The Company has delivered to the Buyer a true, correct and complete list as of the date of this Agreement of all prepayment or deposits from clients for products to be shipped, or services to be performed, after the date of this Agreement.

        (f) INDEBTEDNESS. Section 2.6(f) of the Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. For purposes of this Section, "indebtedness" means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as a deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person and (J) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person. All of the outstanding indebtedness of the type described in clauses (A), (B) or (C) of this Section 2.6(f) of the Company and each of its Subsidiaries may be prepaid by the Company or its Subsidiary at any time without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.

        (g) PROJECTIONS. The projections of the Company attached hereto as
Section 2.6(g) of the Disclosure Schedule were prepared by the Company in good faith using the best information available to management of the Company and represent Company management's good faith estimates of the future consolidated performance of the Company for the periods referred to therein. The Buyer acknowledges that the Company is not making a representation that such projections will actually be achieved.

     2.7 INTELLECTUAL PROPERTY.

        (a) The Company and its Subsidiaries own or have the right to use all Intellectual Property (as defined below) necessary for, or used in the operation of its respective business as presently conducted (the "Company Intellectual Property"). For avoidance of doubt, it is agreed that Company Intellectual Property does not include specific deliverables created by the Company or any Subsidiary for clients and assigned to clients in the Ordinary Course of Business; but does include processes, methodologies and know-how used by the Company or any Subsidiary to create such deliverables to the extent such processes, methodologies, and know-how were not also assigned to clients in the Ordinary Course of Business. Each item of Company Intellectual Property will be owned or available for use by the Company or the Subsidiary, as the case may be, on identical terms and conditions immediately following the Closing as it was available for use by the Company or the Subsidiary, as the case may be, prior to the Closing. The Company and the Subsidiaries have taken reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. Except as set forth in Section 2.7(a) of the Disclosure Schedule, to the knowledge of the Company, no other person or entity owns or has any rights to any of the Company Intellectual Property (except pursuant to agreements or licenses specified in Section 2.7(c) or 2.7(d) of the Disclosure Schedule), and, to the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. The Company has delivered to the Buyer true, correct and complete copies of all written documentation evidencing ownership of each item of Company Intellectual Property. The Company has delivered to the Buyer true, correct and complete copies of any written claims or disputes relating to any item of Company Intellectual Property and a true and correct summary of any claims or disputes relating to any item of Company Intellectual Property known to the Company which have not been reduced to writing. "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (vii) copies and tangible embodiments thereof.
Section 2.7(a) of the Disclosure Schedule lists each trademark, trade name, trademark application, copyright registration, copyright registration application, service mark and domain name registration or application therefor of the Company or any Subsidiary.

        (b) None of the activities or business presently conducted by the Company or any Subsidiary, and none of the services provided or business conducted by the Company or any Subsidiary at any time within the three years prior to the date of this Agreement, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity which would result in costs, damages or liabilities in excess of an aggregate of $50,000. Neither the Company nor any Subsidiary has ever received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

        (c) Section 2.7(c) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Company or any Subsidiary has granted (i) exclusive rights to any third party with respect to any item of Company Intellectual Property or (ii) any rights to any third party with respect to any item of Company Intellectual Property which is material to the business or operations of the Company or any Subsidiary as presently conducted.

        (d) Section 2.7(d) of the Disclosure Schedule identifies each item of material Company Intellectual Property that is owned by a party other than the Company or a Subsidiary, and the license or agreement pursuant to which the Company or the Subsidiary uses it. With respect to each such item of Intellectual Property:

           (i) the license, sublicense or other agreement, covering such item is legal, valid, binding, enforceable and in full force and effect as to the Company;

           (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect as to the Company immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

           (iii) to the knowledge of the Company, the license, sublicense or other agreement, covering such item is legal, valid, binding, enforceable and in full force and effect as to all parties thereto other than the Company;

           (iv) to the knowledge of the Company, such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect as to all parties thereto other than the Company immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and

           (v) neither the Company or a Subsidiary nor, to the knowledge of the Company, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred or, to the knowledge of the Company, is threatened, which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder.

        (e) No item of Company Intellectual Property is subject to any Security Interest.

        (f) Since January 1, 1998, neither the Company nor any Subsidiary has disclosed any information of a proprietary or confidential nature relating to its business, products, technology or financial condition to any person or entity, except, (a) in the Ordinary Course of Business, to customers and employees of the Company or such Subsidiary who have signed confidentiality agreements, (b) to the legal and financial advisors of the Company, (c) to the Buyer and its legal and financial advisors and (d) to entities which engaged in discussions with the Company regarding potential investments in the Company (none of which discussions are continuing as of the date of this Agreement) pursuant to confidentiality agreements, the forms of which have been delivered to the Buyer.

     2.8 REAL PROPERTY OWNED AND LEASED.

        (a) The Company does not own any real property.

        (b) Section 2.8 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.8 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.8 of the Disclosure
Schedule:

           (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

           (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

           (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

           (iv) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

           (v) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto; and

           (vi) the Company is not aware of any disputes, oral agreements or forbearance programs in effect as to the lease or sublease.

     2.9 ASSETS. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted. Each material tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest.

     2.10 CONTRACTS.

        (a) Section 2.10 of the Disclosure Schedule lists each contract, agreement or commitment (written or oral) to which the Company or a Subsidiary is a party that is material to the business or operations of the Company and the Subsidiaries taken as a whole as presently conducted and under which the Company or a Subsidiary currently has, or may in the future have, any rights or obligations, including without limitation (i) any contract, agreement or commitment providing for the payment by the Company or a Subsidiary of an amount in excess of $50,000; (ii) any contract, agreement or commitment concerning confidentiality, ownership of ideas or inventions, work-for-hire, non-disclosure or non-competition; (iii) any contract, agreement or commitment with any current or former stockholders, directors, founders or employees of or consultants to the Company or a Subsidiary; (iv) any contract, agreement or commitment with any distributors of the products or services of the Company or a Subsidiary; (v) any contract, agreement or commitment between the Company and any Subsidiary or HCJapan; and (vi) any contract, agreement or purchase order by a customer which
(x) is not in the Ordinary Course of Business, (y) is for an amount in excess of $50,000 or (z) requires the Company or a Subsidiary to perform over a period of more than three months (collectively, together with the agreements and licenses listed in Sections 2.7 and 2.17 of the Disclosure Schedule, the "Contracts").

        (b) The Company has previously delivered to the Buyer a true, complete and correct copy of each Contract or, in the case of any oral Contract, a written summary of such oral Contract. With respect to each Contract:

           (i) such Contract is, as to the Company, legal, valid, binding, enforceable and in full force and effect;

           (ii) such Contract will continue to be, as to the Company, legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and

           (iii) neither the Company nor any Subsidiary or, to the knowledge of the Company, any other party to the Contract is in breach or violation of, or default under, such Contract, including, without limitation, with respect to any payment obligation thereunder, and no event has occurred or, to the knowledge of the Company, is threatened which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder which would result in costs, damages or liabilities to the Company in excess of $50,000.

     2.11 BOOKS AND RECORDS; BANK ACCOUNTS. The minute books and other similar records of the Company and each Subsidiary, as furnished to the Buyer, contain complete and accurate records of all resolutions passed at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices and do not reflect any transactions which are not bona fide transactions and do not omit any actual transactions.
Section 2.11 of the Disclosure Schedule sets forth a correct and complete list of all bank accounts and safe deposits of the Company and the Subsidiaries as of the date hereof, and all authorized signatories with respect thereto.

     2.12 TAX MATTERS.

        (a) The Company and its Subsidiaries have filed on a timely basis all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Except as set forth in Section 2.12(a) of the Disclosure Schedule, the Company and its Subsidiaries have paid on a timely basis all Taxes (as defined below) that are due and payable. The unpaid Taxes of the Company and its Subsidiaries for tax periods through June 30, 2000 do not exceed the accruals and reserves for Taxes (excluding any reserves or accruals for deferred Taxes) set forth on the Most Recent Balance Sheet. The Company and its Subsidiaries have no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company and its Subsidiaries during a prior period) other than the Company. All Taxes that the Company and its Subsidiaries are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

        (b) The Company and its Subsidiaries have delivered to the Buyer correct and complete copies of all federal and California state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or its Subsidiaries for the tax years ended December 31, 1996, December 31, 1997 and December 31, 1998. To the knowledge of the Company, no examination or audit of any Tax Returns of the Company or its Subsidiaries by any Governmental Entity is currently in progress or threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that it was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

        (c) Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or its Subsidiaries.

        (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under
Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; or (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.15026 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

        (e) None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

        (f) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

     2.13 POWERS OF ATTORNEY. Except as described in Section 2.13 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

     2.14 INSURANCE. The Company and the Subsidiaries maintain and have maintained for the past three years, insurance with respect to its assets and business, listed in Section 2.14 of the Disclosure Schedule. To the knowledge of the Company, such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any of its Subsidiaries may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. No professional liability or similar claim relating to the Company's or a Subsidiary's products or services has been made in the past three years.

     2.15 LITIGATION. Neither the Company nor any Subsidiary (a) is subject to any unsatisfied judgment, order, decree, stipulation or injunction; (b) is a party or subject to any litigation, suit, action, investigation, proceeding or controversy before any Governmental Entity; (c) to the knowledge of the Company, is threatened with any litigation, suit, action, investigation, proceeding or controversy before any Governmental Entity; and (d) has received or is the subject of any notice of violation, formal administrative proceeding, investigation, inquiry or information request by any Governmental Entity.

     2.16 WARRANTIES. No service provided by the Company or any Subsidiary is subject to any guaranty, warranty, right of refund or other indemnity, other than guaranties, warranties, rights of refund and other indemnities entered into in the Ordinary Course of Business.

     2.17 EMPLOYEES AND CONSULTANTS.

        (a) All present employees of the Company and its Subsidiaries are listed in Section 2.17(a) of the Disclosure Schedule, together with their job titles and salaries. Each present and past employee of the Company or any Subsidiary is bound by the Company's standard confidentiality agreement, a copy of which is attached as part of Section 2.17(a) of the Disclosure Schedule. To the knowledge of the Company, no key employee or group of employees (as listed on Schedule 2.17 hereto) has communicated his or their intention, or threatened, to terminate employment with the Company or any Subsidiary. No employees of the Company or any Subsidiary are represented by any labor union or subject to any collective bargaining agreement, and the employee relations of the Company and the Subsidiaries are good.

        (b) To the knowledge of the Company (without any inquiry whatsoever), the health of each key employee does not restrict or otherwise interfere with and is not reasonably likely in the future to restrict or otherwise interfere with, such persons ability to perform his or her duties to the Company and the Subsidiaries.

        (c) Section 2.17(c) of the Disclosure Schedule lists all independent contractors who have provided services to the Company and any Subsidiary since January 1, 1999 to whom the Company paid in excess of $25,000. Each such independent contractor and each past independent contractor is bound by the Company's standard confidentiality agreement for independent contractors, a copy of which is attached to Section 2.17(c) of the Disclosure Schedule.

     2.18 EMPLOYEE BENEFITS.

        (a) Section 2.18 of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate (as defined below). "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, flex-time and part-time policies, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. "ERISA Affiliate" means any entity which is or at any applicable time was a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or any Subsidiaries. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for each Employee Benefit Plan since inception of the Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and the Company, each Subsidiary and each ERISA Affiliate have in all material respects met their obligations with respect to such Employee Benefit Plan and have made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder. All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or the United States Department of Labor have been duly submitted.

        (b) There are no known investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

        (c) None of the Company, any of its Subsidiaries or any ERISA Affiliate has ever (i) maintained an Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, (ii) maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA, or (iii) been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

        (d) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under state law.

        (e) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

        (f) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company and the Subsidiaries at any time without liability to the Company or any Subsidiary as a result thereof (other than ordinary administrative expenses normally incurred in connection with such a termination) and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any Subsidiary from amending or terminating any such Employee Benefit Plan.

        (g) Section 2.18(g) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such stockholder, director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (h) Section 2.18(h) of the Disclosure Schedule sets forth the Company's and each Subsidiary's policy with respect to accrued vacation liability, accrued sick time and earned time-off liability and the amount of such liabilities as of June 30, 2000.

     2.19 LEGAL COMPLIANCE; ENVIRONMENTAL MATTERS.

        (a) At all times the Company and the Subsidiaries and their businesses and operations have complied in all material respects with all applicable Environmental Laws (as hereinafter defined) adopted, imposed or promulgated by any Governmental Entity having jurisdiction over any property or activities at any time occupied, owned, leased or conducted by the Company or the Subsidiaries. Except as set forth in Section 2.19 of the Disclosure Schedule,
(i) neither the Company nor the Subsidiaries have ever and do not currently generate, use, transport, handle or store any Hazardous Materials (as hereinafter defined), the proper disposal of which has or will require any material expenditure by the Company, (ii) there has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable Environmental Law, or which would impose an obligation under any Environmental Law, at any site or premises owned, occupied or leased, at any time, by the Company or the Subsidiaries, nor (iii) has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises in violation of common law or any applicable Environmental Law or which created or will create an obligation to report or remediate such release, and (iv) all Hazardous Materials in any waste generated at, by or on behalf of the Company or the Subsidiaries has been disposed of according to the requirements of Environmental Laws, and neither the Company nor the Subsidiaries know of any fact or condition allegedly associated with the disposal of those Hazardous Materials which has given or is reasonably likely to give rise to a claim or obligation under any Environmental Law. All environmental licenses, permits clearances, covenants and authorizations required for the operation of the Company's business have all been obtained by the Company and are in full force and effect. The Company has no knowledge that any property at any time occupied, owned or leased by the Company or the Subsidiaries, including, without limitation, the soil and groundwater on or under such property, has been contaminated by Hazardous Materials. Neither the Company nor the Subsidiaries has received from any Governmental Entity or third party any requests for information, notices of claim, demand letters, or other notification that they or it are or is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Materials. There is no fact or circumstance that to the knowledge of the Company would be likely to involve the Company, the Subsidiaries or the Buyer in any litigation or proceeding brought with respect to an Environmental Law or impose any liability upon the Company, the Subsidiaries or the Buyer under any Environmental Law.

        (b) Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with, and neither the Company nor any Subsidiary has received any notices of violation with respect to, each applicable law (including rules, regulations, ordinances and codes thereunder) of any federal, state, local or foreign government, or any Governmental Entity (including without limitation any Environmental Law), except for such violations or failures to comply as would not have or would not reasonably be expected to have a Company Material Adverse Effect.

        (c) As used in this Agreement, the term "Hazardous Materials" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in or regulated by any current Environmental Law. The term "Environmental Laws" means any federal, state or local statute, law, regulation, rule or ordinance, any judicial or administrative interpretation thereof and the common law, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage, release or threatened release of Hazardous Materials or relating to the protection of human health or the environment.

     2.20 PERMITS. Each of the Company and the Subsidiaries possesses all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights ("Permits") issued by or obtained from any Governmental Entity or any other third party, that are required to conduct the business of the Company or such Subsidiary as presently conducted, except where the failure to obtain such Permit would not have or would not reasonably be expected to have a Company Material Adverse Effect, and each Permit is listed in
Section 2.20 of the Disclosure Schedule. Each Permit is in full force and effect and will be in full force and effect immediately following the Closing and will not expire or terminate solely as a result of the transactions contemplated by this Agreement.

     2.21 CUSTOMERS. Section 2.21 of the Disclosure Schedule lists all customers that have individually accounted for 5% or more of the Company's consolidated gross revenues during either of the two most recent fiscal years or during the six month period ended June 30, 2000 (each, a "Significant Customer"), including the amount of revenue and the percentage of total revenue attributable to such customer for each such period. As of the date hereof, no Significant Customer has canceled or otherwise terminated, or made any written threat to the Company or any Subsidiary to cancel or otherwise terminate its relationship with the Company or any Subsidiary for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after the Most Recent Balance Sheet Date decreased materially its usage of the services or products of the Company or any Subsidiary. Neither the Company nor any Subsidiary has not knowingly breached, so as to provide a benefit to the Company or any Subsidiary that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer of the Company or any Subsidiary. No Significant Customer has violated or breached any payment obligation in excess of $25,000 to the Company or any Subsidiary (including any violation or breach waived by the Company or any Subsidiary) or has indicated to the Company or any Subsidiary that it wishes to return or receive a refund or credit in excess of $25,000 for any services previously provided by the Company or such Subsidiary. To the knowledge of the Company, no unfilled customer order or commitment obligating the Company or any Subsidiary to perform services will result in a loss to the Company or any Subsidiary upon completion of performance.

     2.22 BUSINESS RELATIONSHIPS WITH AFFILIATES.

        (a) There are no agreements, arrangements or relationships whereby any current officer or director of the Company or any Subsidiary (or any member of any such person's "immediate family" defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Affiliate"), (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) to the knowledge of the Company, has any claim or cause of action against the Company or any Subsidiary, (c) owes any money to the Company or any Subsidiary or is owed any money by the Company or any Subsidiary or (d) has any other business relationship with the Company or any Subsidiary other than in the capacity as an officer, director or stockholder.

        (b) There are no agreements, arrangements or relationships with the Company or any Subsidiary whereby any Affiliate (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary or HCJapan, (b) to the knowledge of the Company, has any claim or cause of action against the Company or any Subsidiary or HCJapan, (c) owes any money to the Company or any Subsidiary or is owed any money by the Company or any Subsidiary or HCJapan or (d) has any other business relationship with the Company or any Subsidiary or HCJapan other than in the capacity as an officer, director or stockholder.

     2.23 ADVISORY FEES. Except as set forth in Section 2.23 of the Disclosure Schedule, no financial advisor, broker, agent, finder or other professional advisor (including legal counsel, tax advisor, accountant or appraiser) was utilized by the Company or any Subsidiary in connection with the transactions contemplated by this Agreement and no fees and expenses are due or owing to any financial advisor, broker, agent, finder, or other professional advisor (including legal counsel, tax advisor, accountant or appraiser) other than the fees and expenses set forth in Section 2.23 of the Disclosure Schedule.

     2.24 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows.

     For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Buyer and its subsidiaries, taken as a whole.

     3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of the Commonwealth of Massachusetts and each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. The Buyer is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

     3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of
(a) 200,000,000 shares of Buyer Common Stock, of which 59,198,438 shares were issued and outstanding as of June 30, 2000, and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. Without limiting the generality of the foregoing, the Boards of Directors of the Buyer and the Transitory Subsidiary, at meetings duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Buyer and its stockholders and (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

     3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the Hart-Scott-Rodino Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) with the exception of the loan agreement between Buyer and Fleet National Bank dated June 30, 2000, conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets and which would adversely affect the Buyer's or the Transitory Subsidiary's performance under this Agreement.

     3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of current and periodic filings, and all amendments thereto, filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1999, all in the form so filed, including without limitation, its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (b) Proxy Statement relating to the 2000 Annual Meeting of Stockholders, (c) 1999 Annual Report to Stockholders and (d) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and (e) each Current Report on Form 8-K (such reports and statement are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and none of such Buyer Reports (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) omitted any documents required to be filed as exhibits thereto. The financial statements of the Buyer, including the notes thereto, included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed and (ii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein in accordance with GAAP consistently applied.

     3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since June 30, 2000, there has occurred no event or development which has had, or would reasonably be expected to have in the future, a Buyer Material Adverse Effect. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, since June 30, 2000:

        (a) there has not been any amendment to Buyer's Certificate of Incorporation or Bylaws, other than the amendment to the Company's Certificate of Incorporation filed with the Delaware Secretary of State on July 12, 2000; and

        (b) Buyer has not made any material change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense) that is required to be reported by the Buyer on a current or periodic report under the Exchange Act.

     3.7 LITIGATION. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which is required to be reported by the Buyer on a current or periodic report under the Exchange Act.

     3.8 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

     3.9 BROKERS' FEES. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than to Hamilton Partners, Inc.

     3.10 S-3 REGISTRATION STATEMENT. The information supplied by Buyer for inclusion in the Stockholder Registration Statement shall not, at the time the Stockholder Registration Statement (including any amendments or supplements thereto) is filed with the SEC or at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Buyer makes no representation, warranty or covenant with respect to any information supplied by the Company or any Company Stockholder that is contained in the Stockholder Registration Statement.

     3.11 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV
                                    COVENANTS

     4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its




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

representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

     4.2 GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

        (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall, if mutually agreed upon by the Parties, use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that, notwithstanding anything to the contrary in this Agreement, neither the Buyer nor the Company shall be obligated (A) to respond to formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the Hart-Scott-Rodino Act except to the extent such party elects to do so in its respective sole discretion or (B) to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer, the Company or either of their respective Affiliates.

        (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

        (c) Buyer and Transitory Subsidiary shall use their respective Reasonable Best Efforts to obtain, at their expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to consummate the transactions described herein.

     4.3 STOCKHOLDER APPROVAL.

        (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Delaware General Corporation Law. In connection with such special meeting of stockholders or written stockholder consent, the Company shall provide to its stockholders a written proxy or information statement (the "Disclosure Statement") which includes (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders and Option holders (as applicable), the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (B) all of the information required by Rule

502(b)(2) of Regulation D under the Securities Act and, to the extent provided by Buyer, in substantially the form provided in writing by Buyer and (C) a statement that appraisal rights are available for the Company Shares pursuant to
Section 262 of the Delaware General Corporation Law and a copy of such Section
262. The Buyer agrees to prepare at its expense all portions of the Disclosure Statement requiring information with respect to Buyer, the Shares and any other information relating to Buyer required by Rule 502(b)(2) of Regulation D under the Securities Act and to otherwise cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld or delayed). If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

        (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

        (c) The Company shall ensure that the Disclosure Statement shall not, on the date the Disclosure Statement is first mailed to the Company's stockholders, at the time of the Company's stockholders meeting or written consent or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company's stockholders meeting, if applicable, which has become false or misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Disclosure Statement).

        (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement shall not, on the date the Disclosure Statement is first mailed to the Company's stockholders, at the time of the Company's stockholders meeting or written consent or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company's stockholders meeting, if applicable, which has become false or misleading (provided that the Buyer shall not be responsible for the accuracy or




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

completeness of any information furnished by the Company in writing for inclusion in the Disclosure Statement).

        (e) Technologies for Information and Publishing, L.P., Technologies for Information and Entertainment, L.P., Austin Ventures IV-A, L.P., Austin Ventures IV-B, L.P., Austin Ventures VI, L.P., Austin Ventures IV Affiliates Fund, L.P. and Elizabeth Walker each agree (i) to vote all Company Shares that are beneficially owned by him, her or it in favor of the adoption of this Agreement, the Escrow Agreement and the approval of the Merger and (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company.

        (f) In the event that the Buyer determines that the issuance of the Merger Shares may not be exempt from registration pursuant to Regulation D of the Securities Act, as soon as reasonably practicable after such determination is made, the Buyer shall file with the SEC a registration Statement on Form S-4 covering the registration of the Merger Shares (the "S-4 Registration Statement"). Buyer and Company will use their respective Reasonable Best Efforts to amend this Agreement as reasonably deemed necessary to facilitate the filing of the S-4 Registration Statement, including but not limited to amending the amount of Approved Fees in Section 4.9 below. Buyer and the Company will use their respective Reasonable Best Efforts to cause the S-4 Registration Statement, if any, to be declared effective by the SEC as soon as practicable after the filing thereof.

     4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the
Buyer:

        (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options or Warrants outstanding on the date hereof) or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options or Warrants;

        (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

        (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether



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

directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than loans or advances to employees of the Company not in excess of $10,000 individually and $50,000 in the aggregate, or accounts payable to unaffiliated persons or entities incurred in the Ordinary Course of Business;

        (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.18 or (except (i) for normal increases in the Ordinary Course of Business for employees who are not Affiliates or (ii) an increase in the shares available for grant under the Company's 1994 Stock Option Plan pursuant to
Section 4.9 of this Agreement) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.18 of the Disclosure Schedule);

        (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases, sales or licenses of assets in the Ordinary Course of Business;

        (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

        (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

        (h) amend its charter, by-laws or other organizational documents (other than an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Series B Convertible Preferred Stock to 2,862,493);

        (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

        (j) make any tax election;

        (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Contract;

        (l) make or commit to make any capital expenditure in excess of $50,000 per item or $100,000 in the aggregate;

        (m) institute or settle any Legal Proceeding;

        (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

        (o) agree in writing or otherwise to take any of the foregoing actions.

     4.5 OPERATION OF THE BUYER'S BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement, without the prior written consent of the Company, the Buyer shall not (i) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (a) any of the representations and warranties of the Buyer set forth in this Agreement becoming untrue or (b) any of the conditions to the Merger set forth in Article V not being satisfied, (ii) fail to make in any timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder, or (iii) agree in writing or otherwise to take any of the actions described in subsections (i) and (ii) above.

     4.6 ACCESS TO INFORMATION.

        (a) Each of the Company and the Buyer shall (and shall cause each of their respective Subsidiaries to) permit representatives of the other party to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company or the Buyer, as the case may be, and each of their respective Subsidiaries.

        (b) Within 15 days after the end of each month ending prior to the Closing, beginning with July 2000, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly, in all material respects, the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.

     4.7 NOTICE OF BREACHES.

        (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver in writing to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty of the Company in this Agreement or the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any breach of any representation or warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

        (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver in writing to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such





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

supplemental information shall be deemed to cure any breach of any representation or warranty or constitute an amendment of any representation or warranty in this Agreement.

     4.8 EXCLUSIVITY.

        (a) The Company shall not, and the Company shall require each of its and its Subsidiary's officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company or any Subsidiary, (ii) furnish any non-public information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

        (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

     4.9 EXPENSES. At the Closing, the Buyer shall pay $350,000 for the legal and accounting fees and expenses of the Company incurred in connection with this Agreement and the transactions contemplated hereby (the "Approved Fees"), such amount to be allocated as set forth on Schedule 2.23.

     4.10 GRANT OF STOCK OPTIONS. Subject to the terms of Section 1.8(a), the Buyer shall grant on the Closing Date, to the persons listed on Schedule 4.10 attached hereto (the "Designated Employees") and to any persons hired by the Company in the Ordinary Course of Business between the date of this Agreement and the Closing Date (the "New Hires"), options under the Buyer's 1998 Stock Incentive Plan to purchase an aggregate number of shares of Buyer Common Stock equal to (i) 3,186,000 minus the sum of (a) Common Shares which have been purchased pursuant to option grants under the Company's 1994 Stock Option Plan,
(b) 65,625 Common Shares sold to insiders of the Company, and (c) shares subject to outstanding option grants as of the Closing Date, (ii) multiplied by the Common Conversion Ratio (the "New Options"). The New Options (i) will be incentive stock options to the extent permitted under the Code, (ii) will be granted at an exercise price equal to (x) the last reported sale price of the Buyer Common Stock during normal trading hours on the Nasdaq National Market on the Closing Date, or (y) if the Nasdaq National Market is not open for trading on the Closing Date, the last reported sale price of the Buyer Common Stock during normal trading hours on the Nasdaq National Market on the last trading day prior to the Closing Date, (iii) for Designated Employees, will vest 25% per year beginning on the one-year anniversary of the first day of the month following the date of grant, (iv) for New Hires, will vest 25% on the one-year anniversary of the first day of the month following the date of hire and thereafter in equal quarterly amounts over a three year period, (v) will provide that 10% of the shares of Buyer Common issuable upon exercise of New Options by those individuals listed on Schedule 1.8 (rounded to the nearest whole number) will secure indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) and (vi) will be subject to the other terms and conditions of such plan and the form of stock option agreement which has previously been made available to the Company.

     4.11 LISTING OF MERGER SHARES. On or prior to the Effective Date, the Buyer shall file a Notification of Listing of Additional Shares with the Nasdaq National Market, if required by the rules of the Nasdaq National Market.

     4.12 LOAN TO THE COMPANY. Concurrently with the execution of this Agreement, the Buyer will make available to the Company, a loan pursuant to a secured, full-recourse promissory note in the form attached hereto as EXHIBIT B of up to $3,000,000. The Company agrees that it will only use the proceeds of such loan for the conduct of its operations in the Ordinary Course of Business.

     4.13 EMPLOYEE BENEFITS. All Company employees shall be entitled to participate in all employee benefit plans and programs of Buyer that are available to other employees of Buyer or its subsidiaries in comparable positions. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Buyer's benefit programs and applicable law, Buyer shall use reasonable efforts to give full credit for eligibility for each participant's period of service with the Company. The employee contribution for comparable coverage may be materially different, but will be consistent with the employee contribution of current Buyer employees. Buyer will accept carryover vacation liability for the Company employees of all days of actual carryover for each employee. In the case of medical and health insurance coverage, Buyer shall initially provide generally comparable coverage with no material limitations, restrictions or reduction in benefits related to pre-existing conditions or waiting periods. All Company employees other than the persons listed on Schedule 5.2(i) shall be required to sign Buyer's applicable standard non-disclosure agreement, the forms of which are attached hereto as EXHIBIT H.

     4.14 COMPANY DIRECTOR AND OFFICER INDEMNIFICATION.

        (a) After the Effective Time, Buyer will, and will cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, directors, employees and agents of the Company in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

        (b) The provisions of this Section 4.14 are intended to be for the benefit of, and shall be enforceable by, each indemnified party.

     4.15 STATUS AS REORGANIZATION. After consummation of the Merger, the Buyer shall not take any action if, to the knowledge of the Buyer, such action would be reasonably likely to cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.





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


                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

        (a) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

        (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or governmental or regulatory authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any law, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain material divestitures were made or if Buyer were to agree to material limitations on its business activities or operations;

        (c) no governmental or regulatory authority shall have notified either party to this Agreement in writing that such governmental or regulatory authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such governmental or regulatory authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date;

        (d) each of the Company and the Buyer shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance; provided, however that if counsel to either the Company or the Buyer does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In preparing the Company and the Buyer tax opinions, counsel may rely on reasonable assumptions and may also rely on representations related thereto from the parties and the Company's shareholders; and

        (e) in the event the Form S-4 Registration Statement is filed pursuant to Section 4.3(f) above, the SEC shall have declared the S-4 Registration Statement effective. No stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the proxy statement that is a part of the S-4 Registration Statement, shall have been initiated or threatened by the SEC and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties thereto.

     5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

        (a) this Agreement, the Escrow Agreement and the Merger shall have received the Requisite Stockholder Approval and holders of no more than 3% of the outstanding Company Shares shall have exercised, nor shall they have any right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger;

        (b) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries;

        (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1, in Section 2.2 (other than any changes to the outstanding capitalization of the Company as a result of warrant and option exercises and forfeitures following the date hereof and prior to the Closing
Date), in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except in each case to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

        (d) the Company shall have performed or complied with in all material respects its covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except with respect to the covenants required in Section 4.4(a) which the Company shall have performed or complied with in all respects as of or prior to the Effective Time;

        (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

        (f) each of the persons listed on Schedule 5.2(i) and each person or entity listed in Section 4.3(e) shall have executed and delivered to Buyer a Lock-Up Agreement in the form of EXHIBIT G hereto;

        (g) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clauses (a) through (f) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of this
Section 5.2 is satisfied in all respects;

        (h) such number of "accredited" Company Stockholders as is determined by subtracting 35 from the total number of Company Stockholders as of the Closing Date shall have executed and delivered to the Buyer an Investor Representation Letter in the form attached hereto as EXHIBIT C and the Buyer shall have no reason to believe that the statements set forth in the Investor Representation Letters are not true and shall be satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act (and in the event the conditions set forth in this Section 5.2(h) are not met, the Buyer shall be obligated to file a registration statement on Form S-4 in accordance with Section 4.3(f));

        (i) each of the persons listed on Schedule 5.2(i) shall have executed and delivered to Buyer (i) a Non-Disclosure and Non-Solicitation Agreement in the form of EXHIBIT F-1 attached hereto and (ii) a Non-Competition Agreement in the form of EXHIBIT F-2 attached hereto;

        (j) the Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in EXHIBIT D attached hereto, addressed to the Buyer and dated as of the Closing Date;

        (k) the Buyer shall have received the Escrow Agreement executed and delivered by each party thereto (other than the Buyer);

        (l) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

        (m) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

        (n) the Company shall have provided for the termination of the agreements listed in Schedule 5.2(n) effective upon the Closing;

        (o) holders of at least 80% of the Merger Shares to be issued to Company Stockholders who are (i) U.S. persons as defined under Regulation S under the Securities Act and (ii) not "accredited investors" as defined in Rule 501 under the Securities Act ("the Unaccredited Holders") shall have executed and delivered to the Buyer an Investor Representation Letter in the form attached hereto as EXHIBIT C and the Buyer shall have no reason to believe that the statements set forth in the Investor Representation Letters are not true and shall be satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act (and in the event the conditions set forth in this Section 5.2(o) are not met, the Buyer shall be obligated to file a registration statement on Form S-4 in accordance with
Section 4.3(f)); and

        (p) there shall be a Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Buyer, representing Unaccredited Holders of at least 80% of the Merger Shares to be issued to all Unaccredited Holders, and such Purchaser Representative shall have executed and delivered documentation reasonably satisfactory to

Buyer (and in the event the conditions set forth in this Section 5.2(p) are not met, the Buyer shall be obligated to file a registration statement on Form S-4 in accordance with Section 4.3(f)).

     5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

        (a) the Merger Shares shall be authorized for trading on the Nasdaq National Market;

        (b) the Buyer and the Transitory Subsidiary shall have obtained (and shall have provided copies thereof to the Company) all of the waivers, permits, consents, approvals or other authorizations and effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer or the Transitory Subsidiary;

        (c) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and Section 3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except in each case to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

        (d) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

        (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

        (f) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (f) (insofar as clause (e) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

        (g) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in EXHIBIT E attached hereto, addressed to the Company and dated as of the Closing Date; and

        (h) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the





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


incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders receiving the Merger Shares pursuant to Section 1.5 and the individuals listed on Schedule 1.8 whose Escrow Option Shares are placed into escrow pursuant to
Section 1.8 (collectively, the "Indemnifying Stockholders") shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, "Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

        (a) any breach of any representation or warranty or failure to perform any covenant of the Company contained in this Agreement or the Company Certificate;

        (b) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests;

        (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company;

        (d) any liability of the Company for legal or accounting fees or expenses incurred in connection with this Agreement and the transactions contemplated hereby in excess of the Approved Fees;

        (e) any amounts paid by Buyer to a holder of Dissenting Shares in excess of the value of the Merger Shares such holder would have received had such holder not made a demand for appraisal rights under the applicable provisions of the Delaware General Corporation Law; or

        (f) any liability of the Company for payments pursuant to Section 1.6 and Exhibit B-1 of the Agreement and Plan or Reorganization dated March 12, 1999 by and among the Company, Presage Merger Corporation, Presage Software Development Company and certain shareholders of Presage Software Development Company.

     6.2 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify the Company Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Company Stockholders resulting from, relating to or constituting any breach of any representation or warranty or failure to perform any covenant of the Buyer or the Transitory Subsidiary contained in this Agreement or the Buyer Certificate.

     6.3 INDEMNIFICATION CLAIMS.

        (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give prompt written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third-party claim for which indemnification pursuant to this Article VI may be sought. No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 15 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of one counsel to the Indemnified Party in each jurisdiction shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

        (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred in connection with the commencement of any suit or proceeding relating to a third party claim or in connection with any claim which could reasonably be accounted for as a contingent liability under GAAP by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this
Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is the Buyer, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

        (c) Within 20 days after receipt of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer, the Indemnifying Party shall deliver to the Escrow Agent and the Buyer, as part of the Response, a written notice executed by the Indemnifying Party instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined in the Escrow Agreement) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer, the Indemnifying Party shall deliver to the Escrow Agent and the Buyer, as part of the Response, a written notice executed by the Indemnifying Party instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 30 days following the delivery by the Indemnifying Party of such Response, the Indemnifying Party and the Indemnified Party shall each have the right, after first complying with the requirements of Section 9.9(a), to commence litigation for purposes of resolving the dispute.

        (d) For purposes of this Section 6.3 and the last two sentences of
Section 6.4, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section
6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this
Article VI. The

Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

     6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date one year following the Closing Date except the representations and warranties set forth in Section 2.12 (and the portion of the Company certificate relating thereto) shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement.

     6.5 LIMITATIONS.

        (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Indemnifying Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI shall not exceed the Escrow Shares, and (ii) neither the Indemnifying Stockholders nor the Buyer shall be liable under this Article VI unless and until the aggregate Damages for which they or it would otherwise be liable exceed $250,000 (at which point the Indemnifying Stockholders and the Buyer shall become liable for the aggregate Damages, and not just amounts in excess of $250,000); provided that the limitation set forth in clause (ii) above shall not apply to (A) a claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Section 2.6(d) or (B) a claim pursuant to Section 6.1(b) or (d).

        (b) Except with respect to claims based on fraud or pursuant to Section 6.1(b), the Escrow Agreement and the New Options shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI.

        (c) Except with respect to claims based on fraud or pursuant to Section 6.1(b), after the Closing, the rights of the Indemnified Parties under this
Article VI, the Escrow Agreement and the New Options shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any breach of any representation or warranty or failure to perform any covenant contained in this Agreement and no Company Stockholder or any former stockholder, optionholder, warrantholder, director, officer, employee or agent of the

Company shall have any personal liability to the Buyer of the Surviving Corporation after the Closing in connection with the Merger.

        (d) The amount of Damages recoverable by an Indemnified Party under this
Article VI with respect to an indemnity claim shall be reduced by any net proceeds received by such Indemnified Party or an Affiliate, with respect to the Damages to which such indemnity claim relates, from an insurance carrier, indemnities from third parties or in the case of third party claims, by any amount actually recovered by the party or parties seeking indemnification or their affiliates pursuant to counterclaims made by them directly relating to the facts giving rise to such third party claim.

        (e) No Indemnifying Stockholder shall have any right of indemnification or contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties or covenants under this Agreement.

        (f) The liability of the Company Stockholders under this Article VI (i) for any claim for Damages that is satisfied pursuant to the Escrow Agreement shall be allocated among the Company Stockholders as provided in the Escrow Agreement, (ii) for any claim against an individual Company Stockholder based upon Section 6.1(b) or fraud that is not satisfied pursuant to the Escrow Agreement shall be several and not joint, and (iii) for any other claim shall be joint and several among the Company Stockholders.

                                  ARTICLE VII
                               REGISTRATION RIGHTS

     The provisions of this Article VII shall not apply in the event that an S-4 Registration Statement is required to be filed by the Buyer pursuant to Section 4.3(f).

     7.1 REGISTRATION OF SHARES.

        The Buyer shall file with the SEC, within 15 business days following the Closing, which period shall be extended to the extent necessary to enable the Buyer to obtain any required consents from independent public accountants, a registration statement on Form S-3 covering the resale to the public by the Company Stockholders of the Merger Shares (the "Stockholder Registration Statement"). The Buyer shall use its Reasonable Best Efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof and to cause the Stockholder Registration Statement to remain effective until the date two years after the Closing Date or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement have been sold pursuant thereto.

     7.2 LIMITATIONS ON REGISTRATION RIGHTS.

        (a) The Buyer may, by written notice to the Company Stockholders, (i) delay the filing or effectiveness of any registration statement filed or to be filed pursuant to this Article VII or (ii) suspend any registration statement filed pursuant to this Article VII after effectiveness and require that the Company Stockholders immediately cease sales of shares pursuant to such registration statement, in the event that:

              (x) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction which the Buyer desires to keep confidential and the Board of Directors of the Buyer determines in good faith that it would be detrimental to the Buyer for such registration to be effected at such time; provided that the Buyer shall have the right to defer or suspend the filing or effectiveness of a registration statement only once and only for a period of not more than 90 days; provided, further, however, that the Buyer may not exercise its right under this subparagraph (1) unless all directors and executive officers of the Buyer are also prevented from trading in the securities of the Buyer during such period that the Company Stockholders are prevented from trading in the securities of the Buyer hereunder and (2) unless the Buyer has also delayed or suspended all other registration statements of the Buyer (other than any registration statements on Form S-8); or

              (y) the Buyer is preparing to file a registration statement (other than a registration statement on Form S-8 or any successor form) with the SEC for the purpose of registering under the Securities Act any securities to be publicly offered and sold by the Buyer, provided that the Buyer pursues the preparation, filing and effectiveness of such registration statement with diligence, the lead underwriter determines that it is necessary to delay or suspend a registration statement filed (or to be filed) for the benefit of Company Stockholders pursuant to this Article VII in order to effect such Buyer registration statement and Buyer agrees to register all outstanding Merger Shares on such registration statement..

        (b) If the Buyer delays or suspends a registration statement filed pursuant to this Article VII or requires the Company Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, subject to Section 7.2(c), as promptly as practicable following the earlier of termination of the 90 day period referenced in Section 7.2(a) above or the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of such registration statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to such registration statement. If as a result thereof the prospectus included in the registration statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph (b), and the Company Stockholders shall make no offers or sales of shares pursuant to any registration statement other than by means of such revised prospectus.

     7.3 REGISTRATION PROCEDURES.

        (a) In connection with the filing by the Buyer of any registration statement to be filed pursuant to this Article VII, the Buyer shall furnish to each Company Stockholder such number of copies of the prospectus in conformity with the requirements of the Securities Act as reasonably requested by such Company Stockholder.

        (b) The Buyer shall use its Reasonable Best Efforts to register or qualify the Merger Shares covered by any registration statement filed pursuant to this Article VII under the securities laws of each state of the United States; PROVIDED, HOWEVER, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

        (c) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the registration statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the registration statement.

        (d) The Buyer shall pay the costs and expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, Nasdaq listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding
(i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under any registration statement filed pursuant to this Article VII and (ii) the fees and expenses of any counsel retained by Company Stockholders.

     7.4 REQUIREMENTS OF COMPANY STOCKHOLDERS. The Buyer shall not be required to include any Merger Shares in any registration statement filed pursuant to this Article VII unless:

        (a) the Company Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing in connection with such registration statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

        (b) such Company Stockholder shall have provided to the Buyer its written agreement:

           (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in any registration statement filed pursuant to this Article VII made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this
Section 7.4; and

           (ii) to sell no more than 50% of the Initial Shares received by such Company Stockholder during the two week period following the date the Stockholder Registration Statement is declared effective by the SEC.

        (c) As a condition to including Merger Shares in any registration statement to be filed pursuant to this Article VII, the Buyer may require each Company Stockholder to agree to engage Goldman, Sachs & Co., to act as such Company Stockholder's broker, dealer or other intermediary in connection with sales to be made pursuant to this registration statement.

     7.5 INDEMNIFICATION. The Buyer agrees to indemnify and hold harmless each Company Stockholder whose shares are included in a registration statement to be filed pursuant to this Article VII against any losses, claims, damages, expenses or liabilities to which such Company Stockholder may become subject by reason of any untrue statement of a material fact contained in such registration statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of such Company Stockholder for use in such registration statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 7.5.

     7.6 ASSIGNMENT OF RIGHTS. A Company Stockholder may not assign any of its rights under this Article VII except in connection with the transfer of some or all of his, her or its Merger Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, to the partners of such partnership pursuant to a pro rata distribution, PROVIDED each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this
Article VII.

                                  ARTICLE VIII
                                   TERMINATION

     8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

        (a) the Parties may terminate this Agreement by mutual written consent;

        (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach, provided that the right to terminate this Agreement under this paragraph 8.1(b) shall not be available to Buyer when Buyer is at that time in material breach of this Agreement;

        (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach, in which case Buyer shall reimburse the Company, upon receipt of written bills, for all of the reasonable legal and accounting fees and expenses up to a maximum aggregate amount of $350,000 incurred by the Company in connection with this Agreement and the transactions contemplated hereby, and provided that the right to terminate this Agreement under this paragraph 8.1(c) shall not be available to the Company when the Company is at that time in material breach of this Agreement;

        (d) the Buyer may terminate this Agreement by giving written notice to the Company at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

        (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before September 30, 2000 by reason of the failure of any condition precedent under Section 5.1 or
5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

        (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before September 30, 2000 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

        (g) the Company may terminate this Agreement by giving written notice to the Buyer if the Board of Directors of Buyer shall have withdrawn its approval of this Agreement or the Merger, in which case Buyer shall reimburse the Company, upon receipt of written bills, for all the reasonable legal and accounting fees and expenses up to a maximum aggregate amount of $350,000 incurred by the Company in connection with this Agreement and the transactions contemplated hereby, and provided that the right to terminate this Agreement under this paragraph 8.1(g) shall not be available to the Company when the Company is at that time in material breach of the Agreement.

     8.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except (a) for any liability of any Party for willful breaches of this Agreement, (b) the provisions of Section 4.5(c), (c) the obligation of the Buyer to pay the expenses of the Company under
Section 8.1(c) and (d) the Non-Disclosure Agreement dated May 1, 2000 between the Company and the Buyer, which shall remain in full force and effect.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 PRESS RELEASES AND PUBLIC DISCLOSURE. Neither the Company nor any Company Stockholder shall issue any press release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the Buyer. The Buyer will not issue a press release announcing the signing of this Agreement without first providing the Company with an opportunity to review and comment on the proposed release; provided, however, that this provision shall not be deemed to restrict the right of the Buyer to make any public announcement that it reasonably determines is required by law or stock market regulations to be made.

     9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions in
Article I concerning issuance of the Merger

Shares, Article VI concerning indemnification and Article VII concerning registration rights are intended for the benefit of the Company Stockholders.

     9.3 ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the schedules and documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof, including without limitation, the Letter Agreement dated as of July 14, 2000 between the Buyer and the Company; provided, however, that the Non-Disclosure Agreement dated May 11, 2000 between the Company and the Buyer shall survive the execution hereof and shall remain in full force and effect in accordance with its terms.

     9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

     9.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

     9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

IF TO THE COMPANY:                      COPY TO:
-----------------                       -------

Human Code, Inc.                        Gunderson, Dettmer, Stough, Villeneuve,
319 Congress Avenue, Suite 100          Franklin & Hachigian, LLP
Austin, TX  78701                       2700 Via Fortuna, Suite 300
Telecopy:  (512) 477-5456               Austin, TX  78746
Attn:  Ed Perry                         Telecopy:  (512) 732-0081
                                        Attn:  Anthony M. Allen





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



IF TO THE BUYER OR THE TRANSITORY SUBSIDIARY:     COPY TO:
--------------------------------------------      -------

Sapient Corporation                               Hale and Dorr LLP
One Memorial Drive, 3rd Floor                     60 State Street
Cambridge, MA  02142                              Boston, MA  02109
Telecopy:  (617) 621-1300                         Telecopy: (617) 526-5000
Attn:  General Counsel                            Attn:  Jonathan Wolfman


     Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     9.9 DISPUTE RESOLUTION; LITIGATION.

        (a) Prior to commencing any litigation relating to the subject matter of or under this Agreement, the Party, the Indemnifying Party or the Indemnified Party, as the case may be, desiring to commence litigation will provide written notice to the other side demanding that the parties engage, for a period of 30 days from the date of such demand notice, in non-binding mediation for purposes of seeking to resolve such dispute. Such mediation shall be coordinated through J.A.M.S./Endispute or its successor, or if no such successor exists, through a mediator mutually agreed upon by the parties to the dispute. The cost of any mediation shall be borne one-half by each of the parties to the mediation. Following the expiration of such 30-day period, any Party, the Indemnifying Party or the Indemnified Party, as the case may be, may commence litigation with respect to the subject matter of the dispute and any related matters. Notwithstanding the foregoing, nothing in this Section 9.9 shall be construed as limiting in any way (i) the right of a Party to seek injunctive relief from any court of competent jurisdiction or (ii) the right of a Party to commence litigation without complying with the requirements of this Section if doing so is necessary to avoid the expiration of an applicable statute of limitations.

        (b) If any Party, the Indemnifying Party or the Indemnified Party wishes to commence litigation relating to the subject matter of or under this Agreement, such party will commence such litigation exclusively in the state or federal courts sitting in the State of Delaware. Each of the Parties (i) submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement brought pursuant to this Section 9.9(b) and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

        (c) Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     9.10 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default or breach of any representation or warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default or breach of any representation or warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     9.12 CONSTRUCTION.

        (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

        (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     9.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     9.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.

     9.15 FURTHER ASSURANCES. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article 8 above).

        [The remainder of this page has intentionally been left blank.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        SAPIENT CORPORATION

                                        By: /s/ Jerry A. Greenberg
                                           ---------------------------------
                                        Title: Co-Chief Executive Officer
                                              ------------------------------


                                        HOUSTON ACQUISITION CORP.

                                        By: /s/ Jerry A. Greenberg
                                           ---------------------------------
                                        Title: Co-President
                                              ------------------------------


                                        HUMAN CODE, INC.

                                        By: /s/ Ed Perry
                                           ---------------------------------
                                        Title: President and CEO
                                              ------------------------------


     The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of Sections 4.3(e), 9.1, 9.5, 9.8, 9.9, 9.11, 9.12 and 9.14.

                                        TECHNOLOGIES FOR INFORMATION AND
                                        PUBLISHING, L.P.


                                        By: /s/ David Boucher
                                           ---------------------------------
                                           Name: David Boucher
                                           Title: General Partner

                                        TECHNOLOGIES FOR INFORMATION AND
                                        ENTERTAINMENT, L.P.


                                        By: /s/ David Boucher
                                           ---------------------------------
                                           Name: David Boucher
                                           Title: General Partner

                                        AUSTIN VENTURES IV-A, L.P.


                                        By: /s/ Joe Aragona
                                           ---------------------------------
                                           Name: Joe Aragona
                                           Title: General Partner

                                        AUSTIN VENTURES IV-B, L.P.


                                        By: /s/ Joe Aragona
                                           ---------------------------------
                                           Name: Joe Aragona
                                           Title: General Partner

                                        AUSTIN VENTURES VI, L.P.


                                        By: /s/ Joe Aragona
                                           ---------------------------------
                                           Name: Joe Aragona
                                           Title: General Partner

                                        AUSTIN VENTURES IV AFFILIATES FUND, L.P.


                                        By: /s/ Joe Aragona
                                           ---------------------------------
                                           Name: Joe Aragona
                                           Title: General Partner


                                         /s/ Elizabeth Walker
                                        -------------------------------------
                                           Elizabeth Walker